QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 24.2

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Paul J.B. Murphy, III and Jill B.W. Sisson, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date: November 11, 2004	/s/ E. NELSON HEUMANN E. Nelson Heumann
Date: November 11, 2004	/s/ FRANK C. MEYER Frank C. Meyer
Date: November 11, 2004	/s/ MICHAEL W. ARTHUR Michael W. Arthur

QuickLinks

POWER OF ATTORNEY